Exhibit (s)

Calculation of Filing Fees Tables

Form N-2

(Form Type)

Altmore BDC Inc.

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee Calculation or		Proposed Maximum Offering	Maximum
	Security	Security Class	Carry Forward	Amount	Price Per	Aggregate Offering		Amount of Registration
	Type	Title	Rule	Registered	Security	Price(1)	Fee Rate	Fee
Fees to be Paid	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares of beneficial interest, $0.001 par value per share	457(o)	—	—	$150,000,000	.0000927	$13,905
		Total Offering Amount				$150,000,000		$13,905
		Total Fees to Be Paid
		Total Fees Previously Paid(2)						$13,905
		Net Fee Due						—

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2) The registrant previously paid $13,905 in connection with the Company’s registration statement on Form N-2 (File No.333- 261047) as filed with the Securities and Exchange Commission on November 12, 2021.